SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary proxy statement         [ ] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
[X]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


--------------------------------------------------------------------------------

                    INNOVATIVE GAMING CORPORATION OF AMERICA

--------------------------------------------------------------------------------

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:
--------------------------------------------------------------------------------

      (2)  Form, Schedule, or Registration Statement No.:

--------------------------------------------------------------------------------

      (3)  Filing Party:

--------------------------------------------------------------------------------

      (4)  Date Filed:

--------------------------------------------------------------------------------

                    INNOVATIVE GAMING CORPORATION OF AMERICA

                            333 Orville Wright Court
                             Las Vegas, Nevada 89119

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  June 27, 2002

                               ------------------

TO THE SHAREHOLDERS OF INNOVATIVE GAMING CORPORATION OF AMERICA:

     Please take notice that the annual meeting of the shareholders of Innovative Gaming Corporation of America will be held, pursuant to due call by the Company's board of directors at the Company's Las Vegas headquarters at 333 Orville Wright Court, Las Vegas, Nevada on Thursday, June 27, 2002, at 10:00 a.m. local time, or at any adjournment(s) thereof, for the purpose of considering and taking appropriate action with respect to the following:

          1.   to elect four (4) directors; and

          2. to transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on April 23, 2002 will be entitled to vote at the meeting or any adjournments thereof.

     Shareholders of record are cordially invited to attend the meeting. If you wish to attend the meeting but your shares are held in the name of a broker, bank, or other nominee, please bring a proxy or letter from the broker, trustee, bank or nominee with you to confirm your beneficial ownership of the shares. A proxy for the meeting is enclosed. Please complete, sign, and mail the enclosed proxy promptly in the enclosed envelope. If you attend the meeting, you may revoke your proxy at the meeting and vote in person if you so choose.


                               By order of the Board of Directors,

                               INNOVATIVE GAMING CORPORATION OF AMERICA

                               /s/ Thomas J. Foley

                               Thomas J. Foley, Chief Executive Officer


May 1, 2002


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

                    INNOVATIVE GAMING CORPORATION OF AMERICA

                            333 Orville Wright Court
                             Las Vegas, Nevada 89119

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                    Annual Meeting of Shareholders to be Held
                                  June 27, 2002

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Innovative Gaming Corporation of America (the "Company") to be used at the Company's annual meeting of shareholders to be held on June 27, 2002. The approximate date on which this proxy statement and the accompanying proxy were first sent or given to shareholders was May 1, 2002. Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting, or by executing and delivering a new proxy to the Company's Secretary. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. A shareholder's presence at the meeting does not alone revoke a previously executed proxy. Only shareholders of record at the close of business on April 23, 2002 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, common stock, $0.01 par value (the "Common Stock"), of which 26,860,509 were outstanding as of the close of business on April 23, 2002. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 23, 2002, by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock; (ii) each director and director-nominee;
(iii) each executive officer named in the summary compensation table found on page 5; and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 333 Orville Wright Court, Las Vegas, Nevada 89119, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

Name of Beneficial Owner                            Number      Percent of Class
-------------------------                           ------      ----------------
Thomas J. Foley (1)                                507,273            1.85%
Ronald A. Johnson (2)                              220,000              *
Andrew Tottenham (3)                                65,000              *
Tibor Vertes                                             0              *
Loren A. Piel (4)                                  125,000              *
Roland M. Thomas (5)                               749,833            2.72%
Steven M. Peterson (6)                             362,353            1.33%
Michael Mackenzie (7)                                1,955              *
All executive officers and directors as a        2,792,273            9.45%
group (5 persons) (8)
---------------------------
* Less than 1%.


(1) Includes 415,000 shares issuable upon exercise of options exercisable within 60 days.
(2) Includes 220,000 shares issuable upon exercise of options exercisable within 60 days.
(3) Includes 65,000 shares issuable upon exercise of options exercisable within 60 days.
(4) Includes 125,000 shares issuable upon exercise of options exercisable within 60 days.
(5) Mr. Thomas resigned from the Company on October 14, 2001. Accordingly, this share amount is based upon the number of shares that he owned upon his resignation.
(6) Mr. Peterson resigned from the Company on October 14, 2001. Accordingly, this share amount is based upon the number of shares that he owned upon his resignation.
(7) Mr. Mackenzie resigned from the Company on December 14, 2001. Accordingly, this share amount is based upon the number of shares that he owned upon his resignation, including certain information as to transactions under Rule 144.
(8) Includes options and warrants to purchase 2,700,000 shares which are exercisable within 60 days.

                              ELECTION OF DIRECTORS

     Four directors are to be elected at the meeting, and each director so elected will hold office until the next annual meeting of shareholders, or until his or her successor is elected and qualifies. The persons listed below have consented to serve as a director, if elected or reelected, as the case may be. The Board of Directors proposes for election the following nominees:

     Thomas J. Foley, age 54, has been a director since January 2001. Effective October 14, 2001, the Company's Board of Directors appointed Mr. Foley to serve as the Company's Chairman and Chief Executive Officer. Mr. Foley is currently a partner with the St. Paul, Minnesota-based law firm, Johnson, Hamilton, Quigley, Twait & Foley where he focuses on administrative and Indian gaming law. Previously, Mr. Foley served as a Commissioner to the National Indian Gaming Commission from September 1998 through 2001. Mr. Foley served as the District Attorney for Ramsey County, Minnesota, from 1979 through 1995.

     Ronald A. Johnson, age 62, has been a director of the Company since April 1999. Mr. Johnson served as the Company's Chairman of the Board and Chief Executive Officer from May 2000 through September 2000. Mr. Johnson has been a certified public accountant for 35 years, and is licensed in California and Nevada. He was the Managing Partner of Chanslor, Barbieri, & DeWhitt and a partner in the national firm of McGladrey & Pullen LLP. Mr. Johnson is currently on the board of directors of Heritage Bank and Cal Net Bank both of which are publicly held companies. Mr. Johnson is also a director of Burgarello Alarm, Inc., Trustee Emeritus of the University of Nevada, Reno Foundation, and a self-employed certified public accountant and financial advisor.

     Andrew Tottenham, age 51, joined the Board of Directors in November 2000. Mr. Tottenham is a director of Harrods On Line Ltd., and a management advisor to the chairman of the world-famous store. Previously, he was President and Chief Operating Officer of Trans World Gaming a company that operated casinos in Europe. Mr. Tottenham also started Tottenham & Co., a consulting firm specializing in the international gaming industry, and was its Managing Director for 15 years.

     Tibor Vertes, age 55, is a director-nominee of the Company. In 1996, Mr. Vertes founded the Capital First Group ("CFG") of which he is currently Chairman. CFG is a wholesaler and originator in the mortgage securitization industry. In 1995, Mr. Vertes formed Gaming and Entertainment P/L ("GET") with the aim of producing a government accredited online gaming system. Prior to that, Mr. Vertes served as a consultant to Federated Broker Dealers, Inc., part of the Paine Webber Broker Dealer Network in Los Angeles, California, USA, specializing in the financial services and telecommunications sectors. Mr. Vertes has an extensive background in financial services. He is admitted to practice as a Barrister and Solicitor of the High Court of Australia and Supreme Court of NSW and Victoria, and is currently licensed as a Solicitor in NSW. As a legal practitioner, Mr. Vertes specialized his practice in the financial services area.

Proxies and Voting

     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock present and entitled to vote on the election of directors, or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the board for each of the director-nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote. But a shareholder (including a broker) who does not give authority to a proxy to vote on the election of directors, or withholds authority to vote, shall not be considered present and entitled to vote on the election of directors.

     All shares represented by proxies will be voted FOR the election of the foregoing director-nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the board of directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Company's Chief Executive Officer and each other executive officer of the Company whose total annual salary and bonus compensation for the most recent fiscal year (fiscal year 2001) exceeded $100,000 (all of whom are the "Named Executive Officers").



                                           Summary Compensation Table


                                                                                                    LONG-TERM
                                                                                                    ---------
                                                          ANNUAL COMPENSATION                      COMPENSATION
                                                          -------------------                      ------------
                                                                                                    Securities
                                          Fiscal       Salary                   Other Annual        Underlying
Name And Principal Position                Year     Compensation     Bonus      Compensation          Options
---------------------------                ----     ------------     -----      ------------          -------
Thomas J. Foley (1)                        2001        $25,000         0             0                595,000
   Chief Executive Officer

Loren A. Piel (2)                          2001       $116,442         0             0                200,000
   Executive Vice President and Secretary

Roland M. Thomas (3)                       2001       $133,962         0        $35,000 (4)         500,000 (3)

                                           2000         - 0 -        - 0 -         - 0 -               - 0 -
Steven M. Peterson (5)                     2001       $ 51,039         0        $ 3,640 (6)         200,000 (5)

                                           2000         - 0 -        - 0 -         - 0 -               - 0 -
Michael Mackenzie (7)                      2001       $109,346         0        $ 4,955 (6)         200,000 (7)

                                           2000         - 0 -        - 0 -         - 0 -               - 0 -
---------------------------
(1)  Mr. Foley was appointed  Chief Executive  Officer and Chairman of the Board effective  October 14, 2001.
     415,000 of Mr. Foley's stock options have vested.  Mr. Foley's salary  compensation has been accrued but not yet paid.
(2)  Mr. Piel was appointed  Executive Vice President and Secretary of the Company on April 17, 2001.  75,000
     of Mr. Piel's options have vested.
(3)  Mr. Thomas served as the Company's Chief  Executive  Officer from September 2000 until October 14, 2001.
     375,000 of Mr. Thomas' stock options terminated upon his separation from the Company.
(4)  Mr. Thomas' other annual  compensation  consists of $15,000 in  life-insurance  premiums paid for by the
     Company, and $20,000 in expenses paid for by the Company pursuant to Mr. Thomas' separation agreement.
(5)  Mr.  Peterson  served as the Company's  Executive  Vice  President from September 2000 until October 14,
     2001. 150,000 of Mr. Peterson's stock options terminated upon his separation from the Company.
(6)  The other annual  compensation for Messrs.  Peterson and Mackenzie  consists of life-insurance  premiums paid for by the Company.
(7)  Mr.  Mackenzie  served as the Company's Chief  Operating  Officer from September 2000 until December 14,
     2001. 150,000 of Mr. Mackenzie's stock options terminated upon his separation from the Company.


                          Option Grants in Fiscal 2001

     The following table provides certain information with respect to stock options granted during the last fiscal year (fiscal year 2001) to the Named Executive Officers and the value of such officers' unexercised options at December 31, 2001.


                                                                                          Potential Realizable
                         Number of                                                      Value at Assumed Annual
                          Total         Percent of                                        Rates of Stock Price
                        Securities    Total Options                                         Appreciation for
                        Underlying      Granted to         Exercise                       Option Term ($)(2)
                         Options       Employees in        or Base        Expiration   -----------------------
Name                     Granted     Fiscal Year (%)   Price ($/SH) (1)      Date          5%            10%
----                     -------     ---------------   ----------------      ----      -----------------------
Thomas J. Foley           95,000          15.4%             $1.00           3/1/11      $ 59,745    $  151,406
                         500,000                            $ .34         12/19/11      $106,912    $  270,936
Laus M. Abdo           1,500,000          38.7%             $1.00          8/31/11      $943,342    $2,390,614
Loren A. Piel            100,000           5.2%             $1.00          2/06/11      $ 62,889    $  159,374
                         100,000                            $1.33           7/2/11      $ 83,643    $  211,968
Roland M. Thomas (3)     500,000          12.9%             $1.00          2/15/11      $314,447    $  796,871(3)
Steven M. Peterson (4)   200,000           5.2%             $1.33           7/2/11      $167,286    $  423,935(4)
Michael Mackenzie (5)    200,000           5.2%             $1.00          2/15/11      $125,779    $  318,748(5)

-----------------------
(1)  Options are granted at 100% of the fair market value of the Company's Common Stock on the date of grant.
(2)  Amounts  shown in these  columns  have  been  derived  by  multiplying  the  exercise  price by the  annual appreciation rate shown  (compounded for the term of the options),  multiplying the result by the number of shares covered by the options,  and  subtracting  the aggregate  exercise price of the options.  The dollar amounts set forth  under this  heading  are the result of  calculations  at the 5% and 10% rates set by the
     Securities  and  Exchange  Commission,   and  therefore  are  not  intended  to  forecast  possible  future appreciation, if any, of the Company's stock price.
(3)  Mr. Thomas served as the Company's  Chief  Executive  Officer from  September  2000 until October 14, 2001.
     375,000 of Mr. Thomas' stock options terminated upon his separation from the Company.
(4)  Mr. Peterson  served as the Company's  Executive Vice President from September 2000 until October 14, 2001.
     150,000 of Mr. Peterson's stock options terminated upon his separation from the Company.
(5)  Mr. Mackenzie served as the Company's Chief Operating  Officer from September 2000 until December 14, 2001.
     150,000 of Mr. Mackenzie's stock options terminated upon his separation from the Company.


               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

     The following table summarizes information with respect to options held and exercised by the Named Executive Officers named in the Summary Compensation Table and the value of the options held by such persons as of December 31, 2001.


                                                                            Value of Unexercised
                                                  Number of Unexercised     In-the-Money Options
                                                  Options at FY-End (#)          FY-End ($)
                       Shares                     ----------------------    ---------------------
                     Acquired on      Value       Exer-         Unexer-      Exer-        Unexer-
Name                 Exercise (#)   Realized($)   cisable       cisable      cisable      cisable
----                -------------   ---------    ---------     ---------    ---------     -------
Thomas J. Foley         - 0 -         - 0 -       4000,000      195,000       - 0 -        - 0 -
Loren A. Piel           - 0 -         - 0 -         75,000      125,000       - 0 -        - 0 -
Michael Mackenzie       - 0 -         - 0 -         50,000       - 0 -        - 0 -        - 0 -
Roland M. Thomas        - 0 -         - 0 -        125,000       - 0 -        - 0 -        - 0 -
Steven M. Peterson      - 0 -         - 0 -         50,000       - 0 -        - 0 -        - 0 -


Employment Agreements with Executives

     In September 2000, Roland M. Thomas became the Company's Chairman and Chief Executive Officer. On February 16, 2001, the Company and Mr. Thomas entered into a three-year employment contract under which Mr. Thomas was to serve as the Company's Chairman and Chief Executive Officer and receive an annual base salary of $190,000. In addition, Mr. Thomas was granted options to purchase up to 500,000 shares of the Company's Common Stock at $1.00 per share, which options vest annually in 125,000-share increments beginning in February 2001.

     In October 2001, Mr. Thomas resigned from his positions as the Company's Chairman and Chief Executive Officer. Pursuant to his separation agreement with the Company dated as of October 14, 2001, Mr. Thomas was entitled to an aggregate termination payment of $190,000 less all personal expenses that Mr. Thomas owed to IGCA. The termination payment is payable monthly. Mr. Thomas and the Company also agreed that Mr. Thomas would retain his vested options to purchase up to 125,000 shares of the Company's Common Stock, but that the unvested remainder of options to purchase up to 375,000 additional shares would terminate immediately. In return, Mr. Thomas agreed for a one-year period not to compete with the Company or solicit any of the Company's employees.

     In September 2000, Michael Mackenzie was appointed as the Company's Chief Operating Officer. In February 2001, the Company and Mr. Mackenzie entered into a three-year employment contract pursuant to which Mr. Mackenzie was to serve as the Company's Chief Operating Officer and receive an annual base salary of $150,000. In addition, Mr. Mackenzie was granted options to purchase up to 200,000 shares of the Company's Common Stock at $1.00 per share.

     In December 2001, Mr. Mackenzie resigned from his position as the Company's Chief Operating Officer. Pursuant to his separation agreement with the Company entered into in March 21, 2002, Mr. Mackenzie was entitled to an aggregate termination payment of $37,500, payable in monthly installments. Mr. Mackenzie and the Company also agreed that Mr. Mackenzie would retain his vested options to purchase up to 50,000 shares of the Company's Common Stock. In return, Mr. Mackenzie agreed for a one-year period not to compete with the Company or solicit any of the Company's employees. Currently, Mr. Mackenzie is owed $20,000 under his separation agreement.

     In October 2001, Mr. Thomas Foley was appointed as the Company's Chairman and Chief Executive Officer. On December 20, 2001, the Company and Mr. Foley entered into an employment contract for the balance of 2001 and continuing on a month-to-month basis thereafter. Pursuant to his employment contract, Mr. Foley is to serve as the Company's Chairman of the Board and Chief Executive Officer and receive a monthly base salary of $15,000. The Company and Mr. Foley have agreed that the compensation otherwise due under the employment agreement will be accrued but not paid until the Company has available funds from operations and that amounts owing may be paid in installments over a reasonable period of time, as agreed to by the Company and Mr. Foley.

     In September 2001, Laus M. Abdo was appointed as the Company's Chief Financial Officer. On September 26, 2001, the Company and Mr. Abdo entered into a three-year employment contract pursuant to which Mr. Abdo was to serve as the Company's Chief Financial Officer and receive a base salary of $7,500 per month through 2001. Subsequently, Mr. Abdo is to receive annual compensation of $150,000 for 2002, $180,000 for 2003, and an undetermined amount for the year 2004. In addition, Mr. Abdo was granted the right to performance-based bonus compensation as well as contingent performance-based options to purchase shares of the Company's Common Stock at $1.00 per share.

     In March 2001, Loren A. Piel was appointed as the Company's General Counsel, and in April 2001, Mr. Piel was appointed Executive Vice President, General Counsel and Secretary. On July 2, 2002, the Company and Mr. Piel entered into a three-year employment contract pursuant to which Mr. Piel was to serve as the Company's Executive Vice President and Secretary and receive an annual base salary of $150,000. Upon joining the Company, Mr. Piel was granted options to purchase up to 100,000 shares of the Company's Common Stock at $1.00 per share. Pursuant to his employment agreement, Mr. Piel was granted additional options to purchase up to 100,000 shares of the Company's Common Stock at $1.33 per share.

Director Compensation

     Directors who are not employees of the Company are entitled to receive an annual fee of $10,000, plus $1,000 for each Board meeting and $500 for each committee meeting they attended. In 1997, the Company's shareholders approved the 1997 Director's Stock Option Plan (the "Director Plan") pursuant to which 100,000 shares were reserved for issuance. At the Company's 2000 annual meeting of shareholders, the shareholders approved a 250,000-share increase in the number of shares issuable under the 1997 Plan. In March 2001, the Company issued 95,000 stock options to each of Messrs. Foley and Tottenham at an exercise price of $1.00 per share. Of such options, 50,000 options were immediately vested and the balance vest on a pro rata basis over a three-year period on the anniversary date of the grant. At the Company's 2001 annual meeting of shareholders held in June 2001, the shareholders approved a 200,000-share increase in the number of shares issuable under the 1997 Plan.

     Andrew Tottenham, a director of the Company, served as consultant to the Company from November 2000 until July 2001. In connection with such services, Mr. Tottenham received an aggregate of $25,000 in fiscal year 2001.

Compensation Committee Interlocks and Insider Participation

     The Company's Compensation Committee presently consists of Messrs. Johnson, Tottenham, and Foley. From May 2000 through September 2000, Mr. Johnson served as the Company's Chairman and Chief Executive Officer. Since October 2001, Mr. Foley has served as the Company's Chairman and Chief Executive Officer.

Board Compensation Committee Report on Executive Compensation

     Decisions on compensation of the Company's executives generally have been made by the Board's Compensation Committee. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company for the year ended December 31, 2001, as they affected the Company's executive officers.

     Executive Compensation Policy

     The Compensation Committee's executive-compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with the standards within the Company's industry.

     There are three elements in the Company's executive-compensation program, all determined by individual and corporate performance.

     o    Base salary compensation
     o    Annual incentive compensation
     o    Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth, and profitability within the Company's industry.

     Cash Compensation

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job. In the case of each of Roland Thomas, the Company's Chief Executive Officer during a portion of 2001, Michael Mackenzie, the Company's Chief Operating Officer during a portion of 2001, the base compensation was governed pursuant to such executive's employment agreement with the Company.

     The current employment agreement with Tom Foley, the Company's current Chairman of the Board and Chief Executive Officer, provides that Mr. Foley shall receive a monthly base salary of $15,000 in 2002. The current employment agreement with Laus Abdo, the Company's President and Chief Financial Officer, provides that Mr. Abdo shall receive $150,000 in base salary in 2002. The current employment agreement with Loren A. Piel, the Company's current Executive Vice President, General Counsel and Secretary, provides that Mr. Piel shall receive $150,000 in base salary in 2002.

     Annual Incentive Compensation

     Annual incentive compensation for the Company's executives is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes the Compensation Committee's overall assessment of an executive's performance, as well as market conditions. Given the Company's performance, no cash bonuses were paid to the Company's executive officers in fiscal year 2001.

     Stock Options

     The Compensation Committee surveys employee stock option programs of companies with capitalization similar to the Company prior to recommending the grant of options to executives. While the potential value of exercisable options depends upon the extent to which the Company's performance is already reflected in the market price of the Company's Common Stock at the dates of grant and exercise, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee.

     The Compensation Committee believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance, and recognize employee contributions to the Company's successes and future success.

     Awards of stock grants under the Company's 1992 Stock Option and Compensation Plan (the "1992 Plan") are designed to promote the alignment of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. Options become exercisable based upon criteria established by the Company. In January 2001, the Company's shareholders approved an increase of 1,150,000 shares authorized for issuance under the 1992 Plan, bringing the total number of shares authorized for issuance under the 1992 Plan to 2,500,000.

     In October 1998, the Board also adopted the 1998 Non-Executive Stock Option Plan (the "1998 Plan") pursuant to which 200,000 shares of Common Stock were reserved for issuance for grants to Company employees who are not executive officers of the Company. In 1999, the Board approved an increase in the number of shares authorized for issuance under the 1998 Plan, bringing the total number of shares authorized for issuance under the 1998 Plan to 492,950.

     In February 2001, the Company issued 100,000 stock options with an exercise price of $1.00 per share, and in July 2001, the Company issued an additional 100,000 stock options with an exercise price of $1.33 per share to Loren Piel. Both issuances were for Mr. Piel's services as the Company's Executive Vice President, Secretary and General Counsel. In February 2001, The Compensation Committee approved and the Company issued 500,000 stock options to Roland Thomas in connection with his employment agreement described above. 125,000 of those options vested immediately, with the remainder vesting annually in three pro rata installments. However, the remainder terminated upon Mr. Thomas' separation from the Company in October 2001. Also in February 2001, the Compensation Committee approved and the Company issued 200,000 stock options to Michael Mackenzie in connection with his employment agreement described above. 50,000 of those options vested immediately, and the remainder terminated upon Mr. Mackenzie's separation from the Company in December 2001.

     CEO Compensation

     In December 2001, the Company and Mr. Foley entered into a month-to-month employment contract pursuant to which Mr. Foley will continue to serve as the Company's Chairman of the Board and Chief Executive Officer in exchange for a monthly base salary of $15,000. The Company and Mr. Foley have agreed that the compensation otherwise due under the employment agreement will be accrued but not paid until the Company has available funds from operations and that amounts owing may be paid in installments over a reasonable period of time, as agreed to by the Company and Mr. Foley. The Compensation Committee believes that in light of Mr. Foley's services and the Company's financial condition, that such an arrangement is consistent with the marketplace and in the best interests of the Company's shareholders.

     To  date,  no  executive   officer  of  the  Company  has  received   total
compensation that exceeds $1 million per year.

     The Compensation Committee has agreed that it will be reviewing the respective employment agreements with Messrs. Foley, Abdo and Piel.

                                ANDREW TOTTENHAM
                                RONALD A. JOHNSON
                                 THOMAS J. FOLEY

Audit Committee Report

     The Company has established an Audit Committee within the Board of Directors which currently consists of Messrs. Ronald Johnson and Andrew Tottenham. Prior to October 2001 when he began serving as the Company's Chief Executive Officer, Thomas Foley also served on the Audit Committee. However, Mr. Foley is no longer eligible to serve on the Audit Committee because he is an executive officer of the Company. If elected at the 2002 annual meeting of shareholders, Mr. Tibor Vertes will serve as a member of the Audit Committee.

     The primary functions of the Audit Committee are (i) to serve an as independent and objective party to monitor the Company's financial reporting process and internal control system, (ii) to review and appraise the audit efforts of the Company's independent accountants and internal audit department, and (iii) to provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

     The Board of Directors has determined that Mr. Tottenham is an "independent director," as such term is defined by Section 4200(a)(14) of the National Association of Securities Dealers' listing standards. Because Mr. Johnson served as interim Chief Executive Officer of the Company from May 12, 2000 through September 19, 2000, he does not fall within the listing standards' definition of "independent director." However, Section 4250(d)(2)(B) of the National Association of Securities Dealers' listing standards allows one director who is not "independent" and not a current employee to serve on the Audit Committee if it is determined that such director's membership on the committee is required by considering the best interests of the Company and its shareholders. Because Mr. Johnson's experience as a certified public accountant is exceedingly valuable to the Audit Committee, the Company, and its shareholders, the Board has determined that it is in the best interests of the Company and its shareholders for Mr. Johnson to remain serving on the Audit Committee. The Board further believes that because Mr. Johnson's employment with the Company was only temporary in nature, it in no way affects his ability to evaluate objectively the propriety of management's accounting, internal control, and reporting practices.

     The Board has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting. The Board has reviewed, assessed the adequacy of, and approved a written Audit Committee charter. The Audit Committee has reviewed the Company's audited financial statements for the last fiscal year and discussed them with management.

     The Audit Committee will discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We will receive and review the written disclosures and the letter from the independent auditors required by independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independence Standards Board, and will discuss with the auditors the auditors' independence.

     Based on review of the Company's audited financial statements for the last fiscal year and the Audit Committee's discussions with the Company's independent auditors and with management, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's annual report on Form 10-K covering the last fiscal year.

                                                              RONALD A. JOHNSON
                                                              ANDREW TOTTENHAM

     Stock Performance Graph

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative five-year return to the Company's shareholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with: (i) a broad equity market index; and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the period from December 31, 1996 to December 31, 2001, to the S&P 500 Stock Index and to a "peer group" index created by the Company over the same period. The "peer group" index consisted of the common stock of: Acres Gaming, Inc., Alliance Gaming, Casino Data Systems, International Game Technology, Mikohn Gaming Corp., Shuffle Master, Inc. and WMS Industries. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on December 31, 1996, and that any dividends paid were reinvested in the same security.



                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                              TOTAL RETURN ANALYSIS

--------------------------------------------------------------------------------

             12/31/96    12/31/97    12/31/98   12/31/99    12/31/00    12/31/01
--------------------------------------------------------------------------------

IGCA         $100.00     $ 38.30     $ 17.03    $ 23.93     $ 9.05      $ 9.37
--------------------------------------------------------------------------------

PEER GROUP   $100.00     $ 133.88    $ 138.86   $ 140.59    $ 268.06    $ 836.79
--------------------------------------------------------------------------------

S&P 500      $100.00     $ 133.36    $ 171.47   $ 207.54    $ 188.64    $ 165.08
--------------------------------------------------------------------------------

  Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.


                           RELATED PARTY TRANSACTIONS

     In October 2000, the Company entered into an Agreement and Plan of Merger with Xertain, Inc. (the "Xertain Merger Agreement") pursuant to which Xertain would be merged into the Company in exchange for an amount of Company Common Stock equal to 45% of the Company's outstanding Common Stock. Roland M. Thomas, who was the Company's Chairman of the Board and Chief Executive Officer through October 14, 2001, was also Chairman of the Board and Chief Executive Officer and a significant shareholder of Xertain through October 2001.

     Xertain served as a distributor for the Company's products in California during part of 2000. During fiscal year 2000, Company revenues derived from Xertain's distributorship were immaterial from the Company's perspective. Xertain did not distribute the Company's products in 2001.

     From January 2001 through May 2001, the Company subleased office and warehouse space in Las Vegas, Nevada from Xertain on a month-to-month basis for $19,200 per month. The Company believed that this transaction was at or below the market rate for the facilities provided by Xertain. During 2001, the Company paid to or on behalf of Xertain an aggregate of $53,841 in 2001 for consulting services and business expenses. In addition, the Company paid $110,000 in cash in settlement of a lawsuit involving the Company and Xertain as co-defendants, and has not received payment from Xertain of $395,371 for IGCA gaming equipment that Xertain delivered to Indian casinos in California.

     The Xertain Merger Agreement terminated on December 31, 2001. The Company has no further contractual relationships or obligations with Xertain.

                                  OTHER MATTERS

Board of Directors and Committees

     The Board of Directors held seven meetings during fiscal year 2001 and took action pursuant to written actions. No director attended fewer than three-fourths of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he served.

     Since the 2000 annual meeting held in January 2001, Messrs. Johnson, Tottenham and Foley have served on the Compensation Committee. The Compensation Committee administers the 1992 Stock Option and Compensation Plan and the 1998 Non-Executive Employee Stock Option Plan. During the last fiscal year, the Compensation Committee held two meetings and took action pursuant to written actions. As described in the Audit Committee Report above, the Company's Audit Committee consisted of Messrs. Johnson, Tottenham and Foley from January 2001 until October 14, 2001. After such time, the Audit Committee consisted of Messrs. Johnson and Tottenham. If elected at the 2002 annual meeting of shareholders, Mr. Tibor Vertes will also serve on the Audit Committee. The Audit Committee met twice during 2001.

     The Board of Directors formed a nominating committee in April 2002 consisting of Andrew Tottenham and Ronald Johnson.

Independent Public Accountants

     Kafoury, Armstrong & Co. has been selected as the Company's independent accountants. Representatives of Kafoury, Armstrong & Co. are expected to be present at the 2002 annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board's Audit Committee has considered, and has determined, that the provision of the audit-related services and non-audit services described below is compatible with the principal accountant's independence.

     Audit Fees

     Audit fees billed to the Company by Kafoury, Armstrong & Co. during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $95,077.

     Financial Information Systems Design and Implementation Fees

     The Company did not engage Kafoury, Armstrong & Co. to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

     All Other Fees

     Fees billed to the Company by Kafoury, Armstrong & Co. during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax-related services, totaled $24,404.

     The Audit Committee has reviewed the fees billed to Kafoury Armstrong & Co. during fiscal year 2001, and after consideration, has determined that the receipt of those fees by Kafoury Armstrong & Co. is compatible with Kafoury Armstrong & Co.'s maintaining its independence.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons considered to be beneficial owners of more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors, and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on review of the copies of such forms furnished to the Company, or written representations that no applicable filings were required, the Company believes that one report for Mr. Andrew Tottenham on Form 5, reporting the grant of 95,000 stock options, was not filed on a timely basis for the fiscal year 2001.

                              SHAREHOLDER PROPOSALS

     The Company presently intends to hold its 2003 annual meeting in mid-May 2003. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if the 2003 annual meeting will be held within 30 days of the date corresponding to the 2002 annual meeting, then all shareholder proposals intended to be presented at the 2002 annual meeting must be received by the Company at its executive offices on or before 120 days prior to the corresponding date that proxy materials were sent for this year's annual meeting. Because the 2003 annual meeting is planned to be held on a date that is fewer than 30 days from date corresponding to this year's annual meeting, all shareholder proposals must be received on or before January 1, 2003.

     Rule 14a-4 under the Securities and Exchange Act of 1934 allows the Company to exercise discretionary voting authority, and without any discussion of the proposal in the Company's proxy statement, with respect to any shareholder proposal not received at least 45 days prior to the corresponding date of mailing of the prior year's proxy statement. With respect to the Company's 2003 annual meeting, if the Company is not provided notice of a shareholder proposal not previously sought to be included in the Company's proxy statement by March 16, 2003 or management proxies will be allowed to use their discretionary authority as outlined above.

Solicitation

     The Company will bear the cost of preparing, assembling, and mailing the proxy, proxy statement, annual report, and other materials which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees, and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in so doing. Proxies are being solicited primarily by mail; but the Company's officers and regular employees may solicit proxies personally, by telephone, by telegram, or by special letter.

     The Board of Directors does not intend to present any other matters at the 2002 annual meeting, nor does it know of any matters that may be presented by others. If, however, other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.


                                      By order of the Board of Directors,

                                      INNOVATIVE GAMING CORPORATION OF AMERICA

                                      /s/ Thomas J. Foley

                                      Thomas J. Foley, Chief Executive Officer

                                  FORM OF PROXY

                    INNOVATIVE GAMING CORPORATION OF AMERICA
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - June 27, 2002

     The undersigned, a shareholder of Innovative Gaming Corporation of America, hereby appoints Thomas J. Foley as proxy, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual meeting of shareholders of Innovative Gaming Corporation of America to be held at the Company's headquarters at 333 Orville Wright Court, Las Vegas, Nevada 89119 on Thursday, June 27, 2002, at 10:00 a.m. local time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

     1.   Election of directors:

          [ ]  FOR all nominees                    [ ]  WITHHOLD AUTHORITY
          (except as marked below to the contrary below)

          Thomas Foley, Ronald A. Johnson, Andrew Tottenham, and Tibor Vertes


Instructions. To withhold authority to vote for any particular individual nominee write that nominee's name on the space provided below:

--------------------------------------------------------------------------------


     2. Upon such other business as may properly come before the meeting or any adjournments thereof.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the 2002 annual meeting of shareholders.

     This proxy is solicited on behalf of the Company's Board of Directors. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all director-nominees.



Dated: _____, 2002  ____________________________________________________________
                    (Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title. If shares are held in joint tenancy, both joint tenants must sign.